Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2007

Entity Name	State/Country of Incorporation
3206772 Nova Scotia Company	Canada
Alarko Carrier Sanayi ve Ticaret A.S.	Turkey
Albatre-Servicos de Consultadoria e Marketing, Sociedade Unipessoal Lda	Portugal
Anoxina-Servicos de Consultadoria, Sociedade Unipessoal Lda	Portugal
Australia Holdings Inc.	Delaware
Automated Logic Corporation	Georgia
Beesail Limited	England
Carlyle Air Conditioning Company, Inc.	New York
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Espana, SL	Spain
Carrier HVACR Investments B.V.	Netherlands
Carrier Mexico S.A. de C.V.	Mexico
Carrier Sales and Distribution, LLC	Delaware
Carrier S.C.S.	France
Carrier Singapore (PTE) Limited	Singapore
Carrier SpA	Italy
Carrier Technologies ULC	Canada
Carrier Transicold Europe S.C.S.	France
Carrier Transicold Pte. Ltd	Singapore
CEAM - Costruzioni Elettromeccaniche Ascensori e Montacarichi S.r.l.	Italy
Ceesail Limited	England
Chubb (UK) Limited	England
Chubb Asia Holdings Limited	England
Chubb Fire Limited	England
Chubb Group (International) Limited	England
Chubb Group Limited	England
Chubb Group Properties Limited	England
Chubb Group Security Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	England
Chubb International Limited	England
Chubb Investments Limited	England
Chubb Limited	England
Chubb Nederland B.V.	Netherlands
Chubb Overseas Investments Limited	England
Chubb Security Australia Pty Ltd	Australia
Chubb Security Holdings Australia Limited	Australia
Chubb White Peak (UK) Limited	England
Claverham Limited	England
Derco Aerospace, Inc.	Wisonsin
Eagle Services Asia Private Limited	Singapore
Elevadores Otis Ltda.	Brazil
Empresas Carrier, S.A. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong

Entity Name	State/Country of Incorporation
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
Ie Pe Ge B.V.	Netherlands
International Comfort Products, LLC	Delaware
Kaysail Limited	England
Kidde America Inc.	Delaware
Kidde Finance Limited	England
Kidde Fire Protection Inc.	Delaware
Kidde Holdings Limited	England
Kidde International Limited	England
Kidde Investments US 1 Limited	England
Kidde Investments US 1 LLC	Delaware
Kidde Luxembourg Holdings S.a.r.l.	Luxembourg
Kidde Products Limited	England
Kidde Technologies Inc. (*)	Delaware
Kidde UK	England
Kidde UK Holdings Limited	England
Kidde US Holdings Inc.	Delaware
Kidde USA	England
KLHS Holdings Ireland S.a.r.l	Luxembourg
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware
Lenel Systems International, Inc.	Delaware
Linde Kältetechnik GmbH	Germany
Milton Roy Company	Pennsylvania
Moonless Limited	England
Nippon Otis Elevator Company	Japan
Otis Elevator Company [NJ]	New Jersey
Otis Elevator Company (India) Limited	India
Otis Elevator Korea	South Korea
Otis GmbH & Co. OHG	Germany
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings UK Limited	England
Otis Investments Ltd	England
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Otis S.p.A.	Italy
Parkview Participations LLC	Delaware
Pilgrim House Group Limited	England
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Canada Leasing, Limited Partnership	Canada
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Rocketdyne, Inc.	Delaware
Ratier-Figeac, SAS	France

Entity Name	State/Country of Incorporation
SICLI Holding SAS	France
Sikorsky Aircraft Corporation	Delaware
Sirius Korea Limited	England
Springer Carrier Ltda.	Brazil
Sullair Corporation	Indiana
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Limited	Canada
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	England
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Limited	England
United Technologies Holdings S.A.	France
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France
United Technologies Luxembourg S.a.r.l.	Luxembourg
United Technologies Paris SNC	France
United Technologies Treasury Center, Inc.	Delaware
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.a.r.l.	Luxembourg
UT Park View, Inc.	Delaware
UTC Canada Corporation	Canada
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
White Peak Finance Ireland Limited	Ireland
Wytwornia Sprzetu Komunikacyjnego “PZL-Rzeszow” S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

* Kidde Technologies, Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.